EXHIBIT 21
List of worldwide subsidiaries of Boston Scientific as of February 12, 2015
Structure of ownership and control:
Boston Scientific wholly owns or has a majority interest in all of the below mentioned entities.
Arter Re Insurance Company, Ltd. (Bermuda)
Asthmatx, Inc. (Delaware)
Atritech, Inc. (Delaware)
Boston Scientific (Malaysia) Sdn. Bhd. (Malaysia)
Boston Scientific (South Africa) Proprietary Limited (South Africa)
Boston Scientific (Thailand) Ltd. (Thailand)
Boston Scientific (UK) Limited (England)
Boston Scientific AG (Switzerland)
Boston Scientific Argentina S.A. (Argentina)
Boston Scientific Asia Pacific Pte. Ltd. (Singapore)
Boston Scientific B.V. (The Netherlands)
Boston Scientific Benelux NV (Belgium)
Boston Scientific Ceska republika s.r.o. (Czech Republic)
Boston Scientific Clonmel Limited (Ireland)
Boston Scientific Colombia Limitada (Colombia)
Boston Scientific Cork Limited, in liquidation (Ireland)
Boston Scientific Danmark ApS (Denmark)
Boston Scientific de Costa Rica S.R.L. (Costa Rica)
Boston Scientific de Mexico, S.A. de C.V. (Mexico)
Boston Scientific del Caribe, Inc. (Puerto Rico)
Boston Scientific do Brasil Ltda. (Brazil)
Boston Scientific Far East B.V. (The Netherlands)
Boston Scientific Funding LLC (Delaware)
Boston Scientific Gesellschaft m.b.H. (Austria)

Boston Scientific Group plc (Ireland)
Boston Scientific Hellas S.A. (Greece)
Boston Scientific Holdings Corporation (Delaware)
Boston Scientific Hong Kong Limited (Hong Kong)
Boston Scientific Iberica, S.A. (Spain)
Boston Scientific India Private Limited (India)
Boston Scientific International B.V. (The Netherlands)
Boston Scientific International Corporation (Delaware)
Boston Scientific International Finance Limited (Ireland)
Boston Scientific International S.A. (France)
Boston Scientific Ireland Limited, in liquidation (Ireland)
Boston Scientific Israel Limited (Israel)
Boston Scientific Japan K.K. (Japan)
Boston Scientific Korea Co., Ltd. (Korea)
Boston Scientific Latin America B.V. (The Netherlands)
Boston Scientific Latin America B.V. (Chile) Limitada (Chile)
Boston Scientific Lebanon SAL (Lebanon)
Boston Scientific Limited (England)
Boston Scientific Limited (Ireland)
Boston Scientific LLC (Delaware)
Boston Scientific Ltd./Boston Scientifique Ltee. (Canada)
Boston Scientific Medical Device, Inc. (Delaware)
Boston Scientific Medizintechnik GmbH (Germany)
Boston Scientific Miami Corporation (Florida)
Boston Scientific Middle East SAL (Offshore) (Lebanon)
Boston Scientific Nederland B.V. (The Netherlands)
Boston Scientific Neuromodulation Corporation (Delaware)
Boston Scientific New Zealand Limited (New Zealand)

Boston Scientific Nordic AB (Sweden)
Boston Scientific Norge AS (Norway)
Boston Scientific Philippines, Inc. (Philippines)
Boston Scientific Polska Sp. z o.o. (Poland)
Boston Scientific Portugal - Dispositivos Medicos, Lda (Portugal)
Boston Scientific Pty. Ltd. (Australia)
Boston Scientific S.A.S. (France)
Boston Scientific S.p.A. (Italy)
Boston Scientific Scimed, Inc. (Minnesota)
Boston Scientific Suomi Oy (Finland)
Boston Scientific Technologie Zentrum GmbH (Germany)
Boston Scientific Technology, Inc. (Minnesota)
Boston Scientific TIP Gerecleri Limited Sirketi (Turkey)
Boston Scientific Uruguay S.A. (Uruguay)
Boston Scientific Wayne Corporation (New Jersey)
BridgePoint Medical, Inc. (Delaware)
BSC International Medical Trading (Shanghai) Co., Ltd. (China)
BSC Medical Device Technology (Shanghai) Co., Ltd. (China)
Cameron Health, Inc. (Delaware)
Cardiac Devices, Inc. (Indiana)
Cardiac Pacemakers, Inc. (Minnesota)
Corvita Corporation (Florida)
CryoCor, Inc. (Delaware)
DCI Merger Corp. (Delaware)
EndoVascular Technologies, Inc. (Delaware)
Enteric Medical Technologies, Inc. (Delaware)
EP Technologies, Inc. (Delaware)
GCI Acquisition Corp. (Delaware)

Guidant Delaware Holding Corporation (Delaware)
Guidant do Brasil Ltda. (Brazil)
Guidant Europe NV (Belgium)
Guidant Intercontinental Corporation (Indiana)
Guidant LLC (Indiana)
Guidant Puerto Rico B.V. (The Netherlands)
Guidant Sales LLC (Indiana)
Intelect Medical, Inc. (Delaware)
IOGYN, Inc. (Delaware)
Precision Vascular Systems, Inc. (Utah)
PT Boston Scientific Indonesia (Indonesia)
Remon Medical Technologies, Inc. (Delaware)
Remon Medical Technologies Ltd. (Israel)
Revascular Therapeutics, Inc. (Delaware)
Rhythmia Medical, Inc. (Delaware)
RMI Acquisition Corp. (California)
Sadra Medical, Inc. (Delaware)
Schneider (Europe) GmbH (Switzerland)
StarMedTec GmbH (Germany)
Stream Enterprises LLC (Delaware)
Target Therapeutics, Inc. (Delaware)
Triton Micro, Inc. (Delaware)
Vessix Vascular, Inc. (Delaware)